NON-QUALIFIED STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT is between TRACTOR SUPPLY COMPANY, a Delaware corporation (the "Company"), and the above-referenced Participant (the "Optionee").

The Company`s Compensation Committee (the “Committee”) has determined that the objectives of the Company`s 2018 Omnibus Incentive Plan (the "Plan") will be furthered by granting to the Optionee an option pursuant to the Plan.

In consideration of the foregoing and of the mutual undertakings set forth in this Stock Option Agreement (the "Agreement"), the Company and the Optionee hereby agree as follows:

Section 1.    Grant of Option. The Company hereby grants to the Optionee a "nonqualified" stock option to purchase shares of the Common Stock of the Company as set forth above.

Section 2.    Exercisability. Subject to Section 4 hereof, the option shall vest and become exercisable as follows:

33-1/3% on the first anniversary of the Grant Date
33-1/3% on the second anniversary of the Grant Date
33-1/3% on the third anniversary of the Grant Date

Section 3.    Method of Option Exercise; Involuntary Option Cash-Out.

(a)    The option or any part thereof may be exercised, with respect to whole shares only, by giving to the Company written notice of exercise or by contacting an authorized agent of Fidelity. Full payment of the purchase price shall be made on the option exercise date by cash, certified or official bank check or, in the Committee`s discretion, (i) by personal check (subject to collection) payable to the Company, (ii) by the assignment of proceeds from the sale of Common Stock or the withholding of shares of Common Stock, in each case in the manner provided in Section 6.4(d) of the Plan or (iii) by delivery of shares of Common Stock already owned by the Optionee prior to the option exercise date. The Optionee shall have no right to pay the Exercise Price, or to receive shares of Common Stock with respect to an option exercise, prior to the option exercise date.

(b)    At any time after the Company’s receipt of notice of exercise and prior to the option exercise date, the Committee, in its sole discretion, shall have the right, by written notice to the Optionee, to cancel the option or any part thereof subject to the written notice of exercise if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company`s acquisition of Common Stock from, and/or the Optionee`s sale of Common Stock to, the public markets illegal, impracticable or inadvisable. If the Committee determines to so cancel the option or any part thereof subject to the written notice of exercise, the Company shall pay to the Optionee an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Common Stock subject to the option or part thereof cancelled (determined as of the option exercise date) over (ii) the aggregate Exercise Price of the shares of Common Stock subject to the option or part thereof cancelled. Such amount shall be delivered to the Optionee as soon as practicable after such option or part thereof is cancelled.

(c)    If all or any portion of this option is exercisable on the expiration date and has a per share exercise price that is less than the Fair Market Value of a share of Common Stock on the expiration date, any remaining options shall be deemed to be automatically exercised on such day by means of a “net exercise”, and the Optionee shall be entitled to receive the intrinsic value of the option on such date in shares of Common Stock, less the number of shares of Common Stock required for the required tax withholding.

Section 4.    Termination of Employment or Service.

(a)    General Rule. The non-vested portion of any option shall terminate and expire upon the Optionee`s termination of employment or service for any reason except that upon termination of Optionee’s employment or service as a result of (1) death or (2) Disability (as defined below), any unvested portion of the option granted hereunder shall vest in full as of the date of such termination. The vested portion of any option shall remain exercisable following termination of employment or service only under the circumstances and to the extent provided in this Section 4.

(b)    Termination for Cause. If the Optionee`s employment or service is terminated for Cause, whether or not Optionee is a party to a written contract, the option granted hereunder shall immediately terminate and become void and of no effect on the day the Optionee`s employment or service terminates.

(c)    Regular Termination; Leaves of Absence. If the Optionee`s employment or service terminates for reasons other than as provided in subsection (b) above or subsections (d) or (e) below, the vested portion of the option granted hereunder may be exercised until the earlier of (i) three months after the day Optionee’s employment or service terminates and (ii) the date on which the option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement; provided that the Committee may determine, in its sole discretion, such longer or shorter period for exercise (not to exceed the remaining term of the option) in the case of an individual whose employment or service terminates for reasons as provided herein in this subsection (c), or solely because Optionee’s employer ceases to be an Affiliate or Optionee transfers Optionee’s employment or service with the Company`s consent to a purchaser of a business disposed of by the Company. Subject to Section 4(e) below, the Committee may, in its discretion, determine (A) whether any leave of absence (including short-term or long-term disability or medical leave) constitutes a termination of employment or service within the meaning of the Plan and (B) the impact, if any, of any such leave on awards under the Plan theretofore made to an Optionee who takes any such leave.

(d)    Death. In the event that the Optionee`s employment or service terminates by reason of death, or if the Optionee`s employment or service shall terminate as described in subsection (c) above and Optionee dies within the period for exercise provided for therein, the vested portion of the option shall be exercisable by the person to whom the option has passed under the Optionee`s will (or if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the Optionee`s death and (ii) the date on which the option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement.

(e)    Disability. In the event that Optionee’s employment or service terminates by reason of Disability (as defined below), the vested portion of the option granted hereunder shall be exercisable by Optionee until the earlier of (i) three years following the date of such termination of employment or service, and (ii) the date on which the option granted hereunder otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement. For purposes of this Agreement, “Disability” means a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(f)    Change in Control. Notwithstanding anything to the contrary contained herein, unless otherwise provided in another contractual agreement between the Company and Optionee, if within one year following a Change in Control, the Optionee’s employment with the Company (or its successor) is terminated by reason of (i) Retirement or Early Retirement, (ii) for Good Reason by the Optionee or (iii) involuntary termination by the Company for any reason other than for Cause, all Options granted hereunder shall vest in full as of the date of such termination and remain exercisable until the earlier of (i) three months after the day Optionee’s employment or service terminates and (ii) the date on which the option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement. Notwithstanding the foregoing, in connection with a Change in Control, the Committee may, in its discretion, by resolution adopted prior to the occurrence of the Change in Control, provide that this Option shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment per share in an amount based on Fair Market Value of the shares of Common Stock with reference to the Change in Control less the Exercise Price, which amount may be zero (0) if applicable. For purposes of clarity, if the Fair Market Value is less than the Exercise Price at the time of such cancellation, the Optionee shall receive $0, and no consideration shall be given to the time value of the options granted hereunder.

(g)    Limitation of Rights; Right of Discharge Reserved. The granting of this option will not give Optionee any rights to similar grants in future years. Nothing in the Plan or this Agreement shall confer upon the Optionee or any other person the right to continue in the employment or service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment or service of the Optionee or any other person.

Section 5.    Withholding Tax Requirements. If as a condition of delivery of shares of Common Stock upon the Optionee`s exercise of an option granted hereunder the Committee determines that it is necessary or advisable to withhold an amount sufficient to satisfy any federal, state and other governmental withholding tax requirements related thereto, then the Optionee shall be required to satisfy all withholding tax requirements related to such option in accordance with Sections 6.4 and 15.6 of the Plan. By entering into this Agreement, the Optionee hereby agrees that, if the Committee shall make such determination, then (a) the Optionee shall remit the full amount necessary to satisfy such withholding tax requirements within 15 days after Optionee’s receipt of a statement for such amount from the Committee (unless and to the extent that the Committee permits the Optionee to use the method of payment described in Sections 6.4(d) and 15.6 of the Plan), and (b) the Company shall be entitled to withhold the amount of any such tax requirements from any salary or other payments due to the Optionee, and to refuse to recognize such option exercise until full satisfaction of such withholding tax requirements. The Optionee further agrees and acknowledges that all other taxes, duties and fees related to such option exercise are for the Optionee`s own account and must be paid directly by the Optionee.

Section 6.    Plan Provisions. This Agreement shall be subject to all of the terms and provisions of the Plan, which are hereby incorporated herein by reference and made a part hereof. Any term defined in the Plan shall have the same meaning in this Agreement as in the Plan, except as otherwise defined herein. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

Section 7.    Optionee`s Acknowledgements. By entering into this Agreement the Optionee agrees and acknowledges that (a) Optionee has read a copy of the Plan, and accepts this option upon all of the terms thereof, and (b) no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or this Agreement or any award thereunder or hereunder.

Section 8.    Nontransferability. No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable by the Optionee (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, all rights granted to the Optionee under the Plan or under this Agreement shall be exercisable only by the Optionee.

Section 9.    Electronic Delivery and Electronic Signature. Notwithstanding anything contained in this Agreement to the contrary, the option may not be exercised until the Optionee has accepted this Agreement. Optionee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports, and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Optionee hereby consents to such procedures and agrees that Optionee’s electronic signature is the same as, and shall have the same force and effect as, Optionee’s manual signature. Optionee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

Section 10.    Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Corporate Controller of Tractor Supply Company at 5401 Virginia Way, Brentwood, Tennessee 37027, or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address (including an electronic address) then reflected in the Company’s books and records or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Any notice shall have been deemed duly given when (i) delivered in person, (ii) delivered in an electronic form approved by the Company, (iii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or (iv) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier.

Section 11.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 15.1 of the Plan and Section 8 hereof, the heirs and personal representatives of the Optionee.

Section 12.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee, without giving effect to the conflicts of laws principles thereof.

Section 13.    Amendments to Option. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.

Section 14.    Definitions. As used in this Agreement the following terms shall have the meaning set forth below:

(a)    “Cause” for termination by the Company of the Optionee`s employment shall mean (i) Optionee’s failure or refusal to carry out the lawful directions of the Company, which are reasonably consistent with the responsibilities of the Optionee’s position; (ii) a material act of dishonesty or disloyalty by Optionee related to the business of the Company; (iii) Optionee’s conviction of a felony, a lesser crime against the Company, or any crime involving dishonest conduct; (iv) Optionee’s habitual or repeated misuse or habitual or repeated performance of the Optionee’s duties under the influence of alcohol or controlled substances; or (v) any incident materially compromising the Optionee’s reputation or ability to represent the Company with the public or any act or omission by the Optionee that substantially impairs the Company’s business, good will or reputation.

(b)    “Change in Control” shall have the meaning provided in the Plan.

(c)    “Early Retirement” shall mean retirement with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to having reached the age of 55 and ten years of service with the Company, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

(d)    “Good Reason” means (i) a material reduction in a Optionee’s position, authority, duties or responsibilities, (ii) any reduction in a Optionee’s annual base salary as in effect immediately prior to a Change in Control; (iii) the relocation of the office at which the Optionee is to perform the majority of Optionee’s duties following a Change in

Control to a location more than 30 miles from the location at which the Optionee performed such duties prior to the Change in Control; or (iv) the failure by the Company or its successor to continue to provide the Optionee with benefits substantially similar in aggregate value to those enjoyed by the Optionee under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Optionee was participating immediately prior to a Change in Control, unless the Optionee is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.

(e)    “Retirement” shall mean, retirement of Optionee from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Optionee having reached the age of 55 and ten years of service with the Company.

Section 15.    Severability. If any provision of this Agreement is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the option award, or would disqualify the Plan or the option award under any laws deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the option award, such provision shall be stricken as to such jurisdiction, Person or option award, and the remainder of the Plan and option award shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRACTOR SUPPLY COMPANY